UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2020

DXC TECHNOLOGY COMPANY

(Exact name of Registrant as specified in its charter)

Nevada	001-38033	61-1800317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1775 Tysons Boulevard Tysons, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 245-9675

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	DXC	New York Stock Exchange
2.750% Senior Notes Due 2025	DXC 25	New York Stock Exchange
1.750% Senior Notes Due 2026	DXC 26	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 9, 2020, DXC Technology Company (the “Company”), entered into a purchase agreement (the “Purchase Agreement”) with Milano Acquisition Corp. (the “Purchaser”), a Delaware corporation affiliated with Veritas Capital Fund Management, L.L.C., a Delaware limited liability company.

The following description of the Purchase Agreement and the transactions contemplated thereby (the “Transaction”) are included to provide you with information regarding their terms. They do not purport to be a complete description and are qualified in their entirety by reference to the full text of the Purchase Agreement, which is filed and attached hereto as Exhibit 2.1 and incorporated by reference herein. The key terms of the Purchase Agreement include:

●	The Purchaser will acquire the Company’s U.S. State and Local Health and Human Services business (the “HHS Business”) for total cash consideration of $5,000,000,000. As described in greater detail in the Purchase Agreement, the Purchase Price will be adjusted (i) upward for certain cash and cash equivalents (as defined in the Purchase Agreement as MMIS Entity Cash), (ii) downward for Indebtedness (as defined in the Purchase Agreement) and (iii) upward or downward to the extent the Closing Net Working Capital (as defined in the Purchase Agreement) is outside of a specified collar.

●	Each of the Company and the Purchaser have agreed to customary covenants. The Company has agreed to conduct the HHS Business in the ordinary course during the period between signing and the closing of the Transaction (the “Closing”), subject to certain exceptions and limitations. In addition, the Company has agreed that for three years following the Closing, none of the Company or any of its controlled affiliates will (i) engage in the HHS Business or (ii) solicit or hire certain key employees of the HHS Business, in each case, subject to certain exceptions and limitations.

●	Subject to certain limitations, the Company and the Purchaser have agreed to indemnify each other for losses arising from certain breaches of the Purchase Agreement and for certain other liabilities that have been specifically allocated between the Company and the Purchaser.

●	The Closing is subject to certain conditions for the benefit of the Company and the Purchaser, including (i) expiration or termination of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (ii) the absence of any injunction or other order from a governmental authority that prevents the Closing, and (iii) subject to certain exceptions, the accuracy of the representations and warranties of, and compliance with covenants by, the other party. In addition, the Closing is subject to certain conditions for the benefit of the Purchaser, including (a) the absence of a material adverse effect on the HHS Business or the ability of the Company to consummate the Transaction and (b) HHS customer contracts that generated 87.5% or more of the aggregate revenue for all HHS customer contracts for the nine month period ending December 31, 2019 are able to be conveyed at the Closing without receipt of additional customer consents.

●	The Purchaser has obtained equity financing commitments from The Veritas Capital Fund VI, L.P. and The Veritas Capital Fund VII, L.P., as well as debt financing commitments from several financial institutions, to fund the Transaction and associated expenses.

●	The Purchase Agreement contains certain termination rights, including (i) the right of either party to terminate the Purchase Agreement if the Transaction is not consummated on or before December 31, 2020, (ii) the right of either party to terminate if a governmental authority has issued a final and nonappealable order prohibiting or enjoining the Transaction

(subject to certain limitations) and (iii) the right of either party to terminate if the other party breaches its representations, warranties, covenants or agreements contained in the Purchase Agreement to such an extent that the conditions to Closing would not be satisfied (subject to certain limitations). In addition, the Purchaser will be obligated to pay to the Company a termination fee of $250,000,000 in cash upon the termination of the Purchase Agreement under specified conditions.

●	The Purchase Agreement provides that at the Closing a Transition Services Agreement will be entered into by the Company, a subsidiary of the Company and the Purchaser pursuant to which, among other things, the Company will provide certain operational separation services to the Purchaser without further charge and certain other transition services at or about cost, subject to an agreed cap.

All statements in this report that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent the Company’s intentions, plans, expectations and beliefs, and are subject to risks, uncertainties and other factors many of which are outside the Company’s control. These factors could cause actual results to differ materially from such forward-looking statements. For a written description of these factors, see the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2019, as updated in subsequent SEC filings including the Company’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2019, which readers are urged to review in detail, as it contains important information regarding risks, uncertainties and other factors that could cause actual results to differ from the plans, expectations and other matters described in this report. No assurance can be given that any goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. The Company disclaims any intention or obligation to update these forward-looking statements whether as a result of subsequent events or otherwise, except as required by law.

Item 7.01.	Regulation FD.

On March 10, 2020, the Company issued a press release in connection with the announcement of the execution of the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Also on March 10, 2020, the Company issued a press release in connection with certain financial updates. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

This information provided under this Section 7.01 is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 if and to the extent such subsequent filing specifically references the information incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Item	Description

2.1*	Purchase Agreement, dated March 9, 2020, by and between Milano Acquisition Corp and DXC Technology Company.

99.1	Press Release regarding the sale of the HHS Business dated March 10, 2020.

99.2	Press Release regarding financial update dated March 10, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	The schedules to the Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2)(ii) of Regulation S-K. The Company will furnish copies of any such schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DXC TECHNOLOGY COMPANY

Dated: March 11, 2020	By:	/s/ Paul N. Saleh
	Name:	Paul N. Saleh
	Title:	Executive Vice President and Chief Financial Officer